Registration No. 033-60903

Registration No. 333-19673

Registration No. 333-19677

Registration No. 333-30675

Registration No. 333-50991

Registration No. 333-94383

Registration No. 333-96275

Registration No. 333-61164

Registration No. 333-104088

Registration No. 333-113735

Registration No. 333-122729

Registration No. 333-149852

Registration No. 333-158517

Registration No. 333-165955

Registration No. 333-173310

Registration No. 333-180438

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-60903

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-19673

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-19677

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-30675

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-50991

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-94383

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-96275

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-61164

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-104088

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-113735

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-122729

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-149852

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-158517

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165955

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173310

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-180438

THE SECURITIES ACT OF 1933

TEL FSI, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1223238
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3455 Lyman Boulevard

Chaska, Minnesota 55318

(Address of principal executive offices) (Zip Code)

FSI International, Inc. Directors’ Non-Statutory Stock Option Plan

FSI International, Inc. 1994 Omnibus Stock Plan

FSI International, Inc. Employees Stock Purchase Plan

FSI International, Inc. 1997 Omnibus Stock Plan

YieldUP Class A Stock Option Plan

YieldUP 1995 Stock Option Plan

YieldUP 1995 Outside Directors Stock Option Plan

FSI International, Inc. 2008 Omnibus Stock Plan

(Full title of the plan)

Kenji Washino

Chief Executive Officer and Chief Financial Officer

TEL FSI, Inc.

3455 Lyman Boulevard

Chaska, Minnesota 55318

(Name and address of agent for service)

(952) 448-5440

(Telephone number, including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

These post-effective amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”) of TEL FSI, Inc. (the “Company”):

File No. 033-60903, registering 100,000 shares of common stock, no par value of the Company (“Common Stock”), filed with the Securities and Exchange Commission (the “SEC”) on July 7, 1995.

File No. 333-19673, registering 500,000 shares of Common Stock, filed with the SEC on January 13, 1997.

File No. 333-19677, registering 200,000 shares of Common Stock, filed with the SEC on January 13, 1997.

File No. 333-30675, registering 1,000,000 shares of Common Stock, filed with the SEC on July 2, 1997.

File No. 333-50991, registering 1,100,000 shares of Common Stock, filed with the SEC on April 24, 1998.

File No. 333-94383, registering 208,389 shares of Common Stock, filed with the SEC on January 11, 2000.

File No. 333-96275, registering 1,000,000 shares of Common Stock, filed with the SEC on February 7, 2000.

File No. 333-61164, registering 850,000 shares of Common Stock, filed with the SEC on May 17, 2001.

File No. 333-104088, registering 1,650,000 shares of Common Stock, filed with the SEC on March 28, 2003.

File No. 333-113735, registering 550,000 shares of Common Stock, filed with the SEC on March 19, 2004.

File No. 333-122729, registering 550,000 shares of Common Stock, filed with the SEC on February 11, 2005.

File No. 333-149852, registering 1,500,000 shares of Common Stock, filed with the SEC on March 21, 2008.

File No. 333-158517, registering 1,500,000 shares of Common Stock, filed with the SEC on April 9, 2009.

File No. 333-165955, registering 1,500,000 shares of Common Stock, filed with the SEC on April 8, 2010.

File No. 333-173310, registering 1,500,000 shares of Common Stock, filed with the SEC on April 5, 2011.

File No. 333-180438, registering 1,000,000 shares of Common Stock, filed with the SEC on March 29, 2012.

On October 11, 2012, (the “Effective Time”), pursuant to an Agreement and Plan of Merger dated as of August 13, 2012 (the “Merger Agreement”), among the Company (formerly known as FSI International, Inc.), Tokyo Electron Limited, a Japanese corporation (“Tokyo Electron”), and RB Merger Corp., a Minnesota corporation and an indirect wholly-owned subsidiary of Tokyo Electron (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as an indirect wholly-owned subsidiary of Tokyo Electron.

As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the Effective Time.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan, on October 19, 2012.

TEL FSI, INC.

By:	/s/ Kenji Washino
Kenji Washino
Chief Executive Officer and Chief Financial Officer